Exhibit 99.5

Speaker: Mike Garland

Slides 4-5 (Pattern Values-2020 Vision)

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Hello to my close friends and colleagues at GPI. Thank you for taking the time to join this meeting today. Before we begin, I want to emphasize from the start that nothing I am about to discuss will materially change who we are or what we do. Our mission, our values and our business objectives will not change. We will still develop, construct, finance, own and operate wind, solar, storage and transmission assets.

•	With that, you may have already seen the announcement that Pattern Energy has agreed to be acquired by Canada Pension Plan Investment Board – or “CPPIB.”

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In addition, at the time the transaction closes or immediately following, CPPIB and Riverstone Holdings will combine Pattern Energy and Pattern Development. This will bring together the operating assets of Pattern Energy with the world class development projects and capabilities of Pattern Development.

•	I apologize for not doing this live, but you are in good hands with Mark, who can answer any questions you may have.

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Before I begin, I want to acknowledge that we would not be here today if we did not live by our mission and the values of our company. As always, we are driven by our core values of Pride of Ownership and Follow Through, Creative Spirit and Energy and Team First Before Self. I am very grateful that GPI has also embodied those same core values.

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These values are vital to our past and future success because they remind us of how to get the right results with the right behaviors. Importantly, our commitment to these values will not change as we move forward.

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Additionally, while this transaction will bring about a change of ownership, please know that our strategic focus is not changing. We are continuing to execute on our Vision 2020 with the additional support and resources of our new owners.

•	With that, let me start by providing an overview of the transaction, then discuss next steps and what we expect from you starting today and going forward.

Slide 6 (Transaction Overview)

•	Let me provide an overview of the transaction.

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We have entered into a definitive agreement, under which CPPIB will acquire Pattern Energy in an all-cash transaction for $26.75 per share, implying an enterprise value of approximately $6.1 billion, including net debt.

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The $26.75 per share in cash consideration for Pattern Energy represents a premium of approximately 14.8% to Pattern Energy’s closing share price on August 9, 2019, the last trading day prior to market rumors regarding a potential acquisition of the Company. The consideration also represents a 15.1% premium to the 30-day volume weighted average price prior to that date.

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In addition, simultaneous with the close of the acquisition of Pattern Energy, CPPIB and Riverstone intend to combine Pattern Energy and Pattern Development. As you may know, after our IPO in 2013, we became two separate legal entities: Pattern Energy, which operates our renewable energy power projects, and Pattern Development, which is our development platform.

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Pattern Development’s investors will merge their interest into the combined Pattern company and Riverstone, who manages Pattern Development for these investors, will continue to be part of the new ownership and will have members of the Board along with CPPIB.

Slide 7 (CPPIB is a Leading Investor in the Renewable Energy Sector)

•	So, who are CPPIB and Riverstone?

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CPPIB has a long track record of investing in the renewable energy space. CPPIB is one of the largest national pension fund managers in the world. It manages the investments of the Canada Pension Plan, the federal pension program for more than 20 million Canadians

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CPPIB’s net assets exceed $400 billion (CAD). It is a long-term focused investor across a wide range of sectors such as infrastructure, real estate, investments in public companies, and investments in private companies

•	Suffice it to say, CPPIB knows our company and the renewable industry well. It offers us scale and access to capital and brings a track record of success.

•	Importantly, CPPIB has a great deal of respect for our team and is committed to helping us achieve our goals.

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And Riverstone, which currently owns a large stake in Pattern Development, is an energy focused private equity fund manager with $39 billion invested across the energy industry. As many of you know, Riverstone first invested in Pattern Energy and Pattern Development more than 10 years ago, and we have worked closely and productively with them as we have grown.

•	We believe the transaction reflects the strength of the platform we have built and the next step in Pattern’s bright future.

Slide 9 (Advancing our Business)

•	A big part of what makes us excited about this transaction is how it will help us advance our business.

•	Fundamentally, this transaction is about building on all of the attributes that have enabled Pattern’s rapid growth and significant achievements to date.

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First, we will be able to invest even more of the significant cash that the Company generates into the expansion of our operations as a result of no longer having to make quarterly dividend payments to our public shareholders. As you know, we have had a high payout ratio, that is, nearly all of the cash available to us after expenses goes to making dividend payments. This cash flow will now be available to reinvest into our business.

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In addition, CPPIB brings significant access to opportunities and industry expertise that will enable us to continue investing in development projects, while enhancing our ability to protect the environment and strengthen the communities in which we operate.

•	In addition, we believe that CPPIB has access to capital and an investment horizon that will support our business.

•	I want to emphasize that our team will continue to be an important part of Pattern’s success. The talent of our team was one of the many reasons CPPIB was attracted to Pattern.

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To that end, I look forward to continuing to serve as CEO of Pattern Energy, and working closely with Mark and the GPI management team to oversee the Japanese business following the completion of the transaction.

•	Once again, this transaction will not change the culture that drives us every day. In other words, Pattern will continue to operate much as it does today.

Thank You / Closing

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With that said, I’d like to take a step back and ask you to think about why we’re here today – it’s because of all of you. GPI has become a core part of the Pattern business and I thank you for the efforts to date and look forward to continue growing together in the future.

•	It’s clear to me that our future in Japan is bright, and it’s in large part due to your hard work and dedication to our mission.

•	Thank you all, and let’s keep up the great work.

•	With that, I will let Mark take it from here. Please feel free to direct any questions you may have to him.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors related to the pending acquisition of the Company, including, without limitation (1) risks related to the consummation of the proposed merger described herein (the “Merger”), including the risks that (a) the Merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement described herein (the “Merger Agreement”), (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable jurisdictions or to secure approval under the Competition Act (Canada) as provided in the Merger Agreement, (d) the parties may fail to secure other applicable regulatory approvals, including from the Federal Energy Regulatory Commission, and (e) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied; (2) the effects that any termination of the Merger Agreement may have on the Company or its business, including the risks that (a) the price of the Company Common Stock may decline significantly if the Merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on the Company and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including with suppliers, off-takers, and business partners) may be adversely affected, (e) the Company is not able to access the debt or equity markets on favorable terms, or at all, or (f) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on the Company’s ability to operate its business or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against the Company and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) the Company’s ability to continue paying a quarterly dividend; and (8) other economic, business, competitive, legal, regulatory, and/or tax factors under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated or supplemented by subsequent reports that the Company has filed or files with the U.S. Securities and Exchange Commission (“SEC”) and Canadian securities regulatory authorities. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not assume any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the Merger. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC and Canadian securities regulatory authorities. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov and the website of the Canadian securities regulatory authorities at www.sedar.com. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations department at ir@patternenergy.com or (416) 526-1563.

Participants in Solicitation

The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules and applicable rules in Canada, to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC and Canadian securities regulatory authorities on April 23, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC and Canadian securities regulatory authorities (when they become available). These documents can be obtained free of charge from the Company (when they become available) from the sources indicated above.